EMPLOYMENT AGREEMENT


         THIS AGREEMENT is between American Bancshares, Inc. ("ABI"), a Florida corporation, and Brian Watterson ("the Employee"), an individual.

         WHEREAS, the Employee is currently serving both as an employee of ABI, and as Executive Vice President/Chief Financial Officer/Chief Operations Officer of American Bank, an ABI subsidiary, and as Secretary of Freedom Finance Company, also an ABI subsidiary; and

         WHEREAS, the Board of Directors of ABI, following consideration of market conditions in the industry, and taking into account its business success, to which the Employee has contributed, believe that it is imperative to revise the terms and provisions of the Employee's employment contract, in order to reward the Employee's past distinguished service, to ensure that the Employee's compensation and benefits will be competitive with other successful banking corporations, and to encourage the Employee's full attention and dedication to ABI and American Bank in the event of a threatened Change of Control, as defined more specifically in this contract;

         NOW THEREFORE, in consideration of the continued employment of the Employee by ABI, and of the mutual promises made herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

         1. Employment. This is an employment contract. Through execution of this contract, ABI offers continued employment, and the Employee accepts that offer. The revised terms and conditions of the Employee's employment relationship will be set forth in this Agreement.

         2. Duties. The Employee shall be employed as an executive by ABI, and as Executive Vice President/Chief Financial Officer/Chief Operations Officer of American Bank, and as Secretary of Freedom Finance Company. Although he is serving at the time of execution of this Agreement as Executive Vice President/Chief Financial Officer/Chief Operations Officer of American Bank, it is understood and agreed that the Employee may or may not be asked to continue in that role in the future. In addition, if ABI forms or acquires other subsidiaries, the Employee may be asked to assume management responsibility of or within those corporations, as well as within Freedom Finance Company, another ABI subsidiary. Put in general terms, the Employee will be expected to perform such executive duties and responsibilities as are commensurate with his status as an ABI executive, and as may be assigned by ABI's President and Board of Directors.

         3. Term of Agreement. The term of this Agreement is three years. Unless either ABI or the Employee gives written notice of non-renewal at least sixty
(60) days prior to the first Anniversary Date of this Agreement, the contract term shall automatically be renewed, as of that Anniversary Date, for an additional one year period. Automatic renewal shall take place at each subsequent Anniversary Date where there is no written notice of non-renewal provided within sixty (60) days of the Anniversary Date. In other words, it is the intent of the parties to create a "rolling" term for this Agreement. Notwithstanding the foregoing, in the event of a Change in Control, this paragraph shall become inoperative, and the term of the Agreement shall be determined in accordance with the paragraph governing Change in Control. Furthermore, this Agreement can be terminated prior to the end of the contract term as provided by paragraph 6.

         4.       Compensation.

                  a. Salary. The Employee's salary shall be ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($125,000) per year, payable to the Employee in accordance with ABI's normal payroll periods. Because the Employee is jointly employed by ABI and one of its subsidiary corporations, and may be involved in the management of other ABI subsidiaries in the future, the Employee's salary may be paid in part by ABI subsidiary corporations where the Employee serves as an executive, and as a joint employee, of those corporations. The total amount of the Employee's salary may not be decreased by ABI. However, it may be increased, in ABI's complete discretion.

                  b. Incentive Compensation. In addition to salary, the Employee shall be entitled to earn incentive compensation, the amount of which, as set forth below, shall be payable annually upon the later of receipt by American Bank of the Bank's year-end financial statements, as audited by the Bank's certified public accountants or May 1; provided, however, no incentive compensation shall be earned by or due to Employee until the Employee has received a satisfactory Annual Performance Review for the year in question. In the event that the incentive compensation condition has been met, the amount of incentive compensation for which the Employee may be eligible shall be based on the Bank's return on average assets ("ROAA") and calculated using the following formula: The incentive compensation shall be an amount equal to ten percent (10%) multiplied by the Employee's salary if the Bank's actual annual ROAA equals or exceeds the projected annual ROAA as set forth in the Bank's annual budget; provided, however, at the discretion of the Bank, the incentive compensation may be any amount less than 10% multiplied by the Employee's salary if the Bank's actual annual ROAA is less than the projected annual ROAA as set forth in the Bank's final budget; further provided, at the discretion of the Bank, the incentive compensation may be any amount more than 10% multiplied by the Employee's salary if the Bank's actual annual ROAA substantially exceeds the projected annual ROAA as set forth in the Bank's final budget.

                  c. Memberships. ABI shall pay the cost of such Employee memberships as may be approved by theABI Board of Directors.

                  d. 401(k) Plan. The Employee is currently eligible for a 401(k) plan. He shall receive such contributions to his account in that plan, or into his account in any other 401(k) plan subsequently created by ABI as may be approved pursuant to the terms of such plans.

                  e. Options. The Employee is eligible to participate in the American Bancshares Incentive Stock Option Plan (ISOP) to the extent recommended by the CEO and approved by the Board of Directors.

                  f. Group Insurance. The Employee shall be entitled to group insurance benefits in accordance with the terms of group insurance plans maintained by ABI or any of its subsidiaries.

                  g. Expenses. ABI agrees to pay all ordinary and necessary business expenses incurred by the Employee, including but not limited to reasonable business travel expenses, and expenses associated with attendance at seminars, speeches, meetings, and associations, provided that the Employee must comply with any ABI or Bank policies on expense reimbursement.

                  h. Vacation. The Employee shall be entitled to four (4) weeks vacation benefits.

         5. Time Devoted to Employment. The Employee shall devote all of his business time, attention and energies to the business affairs of ABI and its subsidiaries, and shall not, while employed by ABI, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; however, this shall not be construed as preventing the Employee from investing personal assets in such form or manner as will not require any services on the part of the Employee.

         6.       Termination of Agreement.

                  a. Termination by the Employee. The Employee may terminate this Agreement, with or without cause, by giving ABI thirty (30) days written notice of resignation. The Employee may be released at any time by ABI, without any severance pay obligation, after he submits his resignation.

                  b. Termination by the Bank for Cause. ABI may terminate the Employee's employment, and this Agreement, for "just cause," by giving the Employee thirty (30) days written notice of discharge for "just cause," or paying the Employee his salary for the thirty (30) day notice period in lieu of giving notice. The Employee shall not be entitled to any severance pay if he is discharged for "just cause." The term "just cause," as used in this Agreement, includes, but is not limited to, the following:

                           1. The Employee's refusal or willful failure to perform duties appropriately assigned by ABI's President or Board of Directors, unless the Employee is unable to perform such duties due to a disability amounting to a "serious health condition" as defined in the federal Family and Medical Leave Act;

                           2. The Employee's inability to perform duties appropriately assigned by ABI's President or Board of Directors due to physical or mental disability, but only after all family leave available to the Employee under the federal Family and Medical Leave Act, and all short term and long term disability leave provided by any applicable ABI or ABI subsidiary Employee Handbook, has been exhausted;

                           3. An act or omission by the Employee which, if it occurred, would be either a felony under Florida law, or a misdemeanor involving
                                    moral    turpitude    under   Florida   law,
                                    regardless of whether or not the Employee is
                                    prosecuted   for   this   crime,    and   if
                                    prosecuted,   regardless   of  the  eventual
                                    disposition of the case;

                           4. A serious act of misconduct in connection with work by the Employee, dishonesty in connection with ABI or subsidiary business, misrepresentations of Directors, breach of the Employee's duty of loyalty to ABI or subsidiaries, or any related corporations, through appropriation or attempted appropriation of corporate opportunities for the Employee's own advantage, or through other conflicts of interest where the Employee acts for the Employee's own personal benefit, instead of for the benefit of American Bank, ABI or other ABI subsidiaries (it is the express intention of the parties that concerns relating to the competence of the Employee, or the Employee's job performance, are not "misconduct" as defined in this sub-paragraph); and

                           5. A prior breach of this Agreement by the Employee.

                  c. Termination by the Bank Without Cause. ABI may terminate this Agreement without cause, and may discharge the Employee, by giving thirty
(30) days written notice of termination to the Employee, or by giving the Employee one month's pay in lieu of written notice. If the Employee is terminated by ABI without cause, he shall be paid three (3) month's severance pay. This severance pay shall be paid at regular payroll intervals, although ABI shall have the option of offering the Employee a lump sum payment in lieu of installment payments. A month of "severance pay," as used in this paragraph, and elsewhere in this Agreement, includes a monthly pro rata portion of the Employee's annual salary; "severance pay" does not include any bonus or incentive compensation provided by this Agreement or otherwise awarded by practice or custom, nor does it include the value of any fringe benefits of employment whatsoever (e.g., group insurance, the value of options, vacations or memberships, or any contributions made in the past by ABI to the Employee's account in 401(k) or other defined contribution plans). Taxes shall be withheld from severance pay as required by law.

                  d. Termination of this Agreement due to a Change in Control. Notwithstanding any other provision of this Agreement, upon the occurrence of a Change in Control, the Employee shall have the right, in the Employee's sole discretion, to terminate the Employee's employment with ABI, as of the date of the Change of Control, and for a period of one year following the date of the Change of Control, and receive certain severance pay. If the Employee exercises this right to terminate employment with ABI within thirty (30) days of the date of the Change of Control, then the Employee shall be paid, either in a lump sum or at regular payroll intervals at the option of ABI, twenty-four (24) month's of severance pay. If the Employee exercises this right to terminate employment with ABI after thirty (30) days of the date of the Change of Control, but within one year of the date of the Change of Control, then the Employee shall be paid, either in a lump sum or at regular payroll intervals at the option of the Bank, twenty-four (24) month's of severance pay, less an amount equivalent to the salary earned from the date of the Change of Control to the date of termination of employment. If the Employee resigns more than one year after a Change of Control, he shall not be entitled to any severance pay pursuant to this paragraph. For the purposes of this Agreement, a Change of Control shall be deemed to have occurred on the earliest of the following dates:

                           1. The date on which any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, 25% or more of the outstanding common shares of ABI, or of the outstanding voting control of ABI;

                           2. The date the shareholders of ABI approve a definitive agreement (a) to merge continuing or surviving corporation or pursuant to which any common shares of corporation, other than a merger of ABI in which holders of ABI common shares immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation immediately after the merger as immediately before, or (b) to sell or otherwise dispose of substantially all the assets of ABI; or

                           3. The date there shall have been a change in a majority of the Board of Directors of ABI within a twelve month period unless the nomination for election by ABI's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve month period.

As used in this Change of Control paragraph, paragraph 6(c) of this Agreement, the term "person" shall mean any individual, corporation, partnership, group, association, or other person, as such term is defined in Section 13(d)(3) or
Section  14(d)(2)  of the  Securities  Exchange  Act of 1934,  as  amended  (the
"Exchange Act"), other than ABI, a subsidiary of ABI or any employee benefit plan(s) sponsored or maintained by ABI or any subsidiary of ABI, and the term "beneficial owner," shall have the meaning given the term in Rule 13d-3 under the Exchange Act.

                  e. Termination of this Agreement due to Death of the Employee. This Agreement shall be terminated by the death of the Employee as of the date of death. No severance pay shall be due in the event of termination of this Agreement by death.

         7.       Protective Covenant relating to Protected Information.

                  a. Definition of Protected Information. The term "Protected Information" shall include any and all information and materials, in whatever form, whether or not reduced to writing and whether or not registerable, recordable or otherwise protected under applicable patent, copyright, trade secret or other form of intellectual property law, that the Employee receives, receives access to, conceives or develops, in whole or in part, directly or indirectly, in connection with rendition of services to ABI or any of its subsidiaries, or through the use of any of ABI's facilities or resources, or through the use of the facilities or resources of any of ABI's subsidiaries, and regardless of how such information is communicated, disclosed, created or discovered, including both trade secrets and "know-how." Protected information shall include, but shall not be limited to, the following:

                           1. Marketing plans, techniques and arrangements, customer lists, cost comparables, prospect lists (including prospects and non-prospects, and ratings of potential), pricing data, and other materials or information relating to ABI's business, or the businesses of ABI's subsidiaries, and the manner in which ABI and its subsidiaries do business;

                           2.       Application,   operating  system,  database,
                                    communication  and other computer  software,
                                    whether now or hereafter existing, developed
                                    for  use  on  any  operating   system,   all
                                    modifications, enhancements and versions and all options available with respect thereto, all future products developed or derived therefrom, and all source and object codes, algorithms, and any related documentation or manuals;

                           3.       Financial   information   of  ABI   and  its
                                    subsidiaries, including information relating to profits and losses;

                           4. Any information or materials received by ABI or its subsidiaries from third parties in confidence or subject to non-disclosure or similar covenants; and

                           5. Any notes, tapes, reference items, sketches, drawings, memoranda, compilations, studies, summaries and other material relating to Protected Information, however documented.

Notwithstanding the foregoing, Protected Information shall not include the following:

                           1. Public information, but only information that becomes publicly available or made available to the Employee by unaffiliated third parties without breach of (a) this Agreement, (b) any other agreement or instrument to which ABI or its subsidiaries is a party or a beneficiary, or (c) any duty owed to ABI or its subsidiaries by the Employee or any third party, whether by contractual, legal, fiduciary or other obligation; and

                           2.       Information previously known to the
                                    Employee, but only information that (a) was known to the Employee prior to the Employee's employment by American Bank, (b) the prior knowledge of which is evidenced by written and dated documentary proof, (c) was not at the time of acquiring such information, subject to any duty owed by ABI or its subsidiaries to any third party disclosing such information to the Employee, whether by contractual, legal, fiduciary or other obligation, and (d) Employee has disclosed such prior knowledge of which to American Bank either prior to the Employee's employment, or, if the Employee becomes aware of (through disclosure to ABI or its subsidiaries) any aspect of the Protected Information of which the Employee had personal knowledge or possession after employment, or the effective date of this Agreement, promptly upon becoming aware of such aspect.

                  b. Covenants relating to Protected Information. The Employee covenants and agrees to keep all Protected Information confidential for the benefit of ABI and its subsidiaries, and as part of that obligation, shall not at any time, during or following employment, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or use any Protected Information. The Employee further covenants and agrees not to record, copy, adapt or distribute any Protected Information without the consent of ABI or its subsidiaries. These covenants and promises shall not apply to any conduct for which ABI or its subsidiaries has given prior written consent, or if the conduct is a disclosure directly pursuant to a valid and existing order of court or other governmental body or agency within the United States, provided, however, that (1) the Employee shall first have given prompt notice to ABI or its subsidiaries of any such possible or prospective order; (2) ABI or its subsidiaries shall have been afforded a reasonable opportunity to prevent or limit any such disclosure; and
(3) the Employee shall use best efforts to obtain reasonable assurances that confidential treatment will be accorded to any Protected Information so disclosed. Both parties further agree that the employment relationship between the Employee and American Bank is a confidential relationship, and that as a consequence of the existence of this relationship, the Employee has a duty neither to use nor disclose Protected Information independent of any of the protective covenants set forth in this sub-paragraph.

         8. Indemnity and Litigation involving the Employee.

                  a. Indemnity. ABI agrees to indemnify and hold the Employee harmless from any actions, lawsuits, liabilities, claims, or demands (including the costs, expenses, and attorney's fees associated with defense of same) that are brought against the Employee personally for injuries to persons or damage to property resulting from the Employee's acts or omissions in the course and scope of employment with ABI. No right or claim for indemnity shall accrue under this Agreement until after the underlying claim on which indemnity is based is settled or finally adjudicated; thus, no claim for indemnity may be made in the same lawsuit in which the underlying claim is litigated. Notwithstanding the foregoing, ABI may, in its complete discretion, pay the Employee's attorney's fees and litigation expenses incurred in defending a claim brought personally against the Employee (1) where the Employee is accused of wrongdoing in the course and scope of employment with ABI, and (2) where the Employee agrees to reimburse ABI at the conclusion of such suit if there is a final determination by a judge or jury (a) that the Employee committed the alleged wrongful acts, and (b) that such acts were malicious, willful, or in reckless disregard of the rights of third parties. Where fees are paid pursuant to this provision, separate counsel will be retained for the Employee in the event a conflict of interest requires same.

                  b. Litigation where the Employee is a Witness. Even if employment with ABI or its subsidiaries has terminated at the time litigation is brought where the Employee may be a witness, the Employee agrees, at the request of ABI, to give truthful testimony in court at any trial, or at deposition, where the Employee is accused of wrongdoing, or where the Employee otherwise has relevant knowledge relating to the case, regardless of whether travel to trial is required, although any deposition of the Employee will be scheduled at a location convenient for the Employee, in accordance with federal and/or state rules of civil procedure governing litigation. The Employee further agrees to provide information to and otherwise cooperate with counsel for ABI in defending any action, lawsuit, liability, claim or demand where the Employee has knowledge of the claims, or is accused of wrongdoing. ABI agrees to pay the Employee the statutory witness fee and travel expenses required by federal or state law in the event testimony at deposition or at trial is required; otherwise, if employment has terminated, the Employee shall not be compensated for lost time or unpaid expenses.

         9. Waiver of Jury Trial; Attorney's Fees. The parties both waive any right to trial by jury in any action brought under this Agreement, specifically including actions to enforce or interpret the protective covenant set forth in paragraph 7 of the Agreement. In the event of litigation between the Employee and ABI, of any kind whatsoever, regardless of whether it involves this Agreement, or otherwise, the prevailing party shall be entitled to the award of a reasonable attorney's fee, an award of costs of action, and recovery of any litigation expenses reasonably incurred by counsel.

         10. Notices. In the case of any notice required or permitted to be given to the Employee under this Agreement, the date of notice shall be the date it is given or delivered in person, or mailed by U.S. Certified Mail, Return Receipt Requested, to the last known address of the Employee. In the case of any notice required or permitted to be given to ABI under this Agreement, the date of notice shall be the date it is given or delivered in person to ABI President's business office, or mailed by U.S. Certified Mail, Return Receipt Requested, to the President of ABI.

         11. Binding Effect. The rights and obligations of ABI under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of ABI, subject to the Change of Control sub-paragraph. This paragraph expressly authorizes enforcement of the covenants in paragraph 7 by the successors or assigns of ABI. The rights of the Employee provided by this Agreement may not be assigned to any other person.

         12. Governing Law. This Agreement shall be construed in accordance with the law of the State of Florida, to the extent that state law, as opposed to federal law, may be applicable in its construction.

         13. Entire Agreement; Changes to Agreement; Originals. This Agreement is the only Agreement between the parties, and supersedes any prior oral or written contracts or agreements between ABI and the Employee. This Agreement may not be amended except in writing signed by the party to the Agreement against whom the change is being asserted. This Agreement may be executed in two or more copies, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or its terms to produce or account for more than one of such copies.



         IN WITNESS WHEREOF, the parties have executed this Agreement, under seal, on the dates set forth beneath their signatures.



By:    _______________________ (Seal)           By: _______________________
         Brian Watterson                            American Bancshares, Inc.

Date:  _______________                          Date: ______________


Witness:   _______________________